Exhibit 10.10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED

BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406

OF THE SECURITIES ACT OF 1933, AS AMENDED.

April 2, 2018

Allogene Therapeutics, Inc.

689 5th Avenue, 12th Floor

New York, NY 10022

Attention: Secretary

Email:

Phone:

Fax:

RE: Option for Rights to Retained Territory

Ladies and Gentlemen:

Reference is made to that certain Asset Contribution Agreement, dated as of the date hereof, entered into by and between Pfizer Inc. (“Pfizer”), on the one hand, and Allogene Therapeutics, Inc. (“NewCo”), on the other hand, relating to the sale by Pfizer and certain of its subsidiaries to NewCo of certain assets related to the Purchased Programs in the Territory (as those terms are defined therein) (the “Agreement”). Terms used but not defined in this letter shall have the meaning set forth in the Agreement.

In partial consideration for those certain milestone and royalty payments that may be made by NewCo to Pfizer pursuant to Article 5 of the Agreement, if the Territory is expanded to include all countries of the world Pfizer hereby offers and grants to NewCo an exclusive option (the “Option”) to amend the Agreement and the Patent and Know-How License Agreement as follows:

(i)	The definition of “Territory” in the Agreement shall be amended, such that, upon the exercise of the Option, the definition of “Territory” in the Agreement would be revised to read as follows:

““Territory” shall mean worldwide.”;

(ii)

(A) the definition of Group 1 Pfizer IP Rights (and Schedule 2.1(c)(1) to the Agreement) shall be amended such that, upon the exercise of the Option, it would include the Patents set forth on Exhibit A-1 hereto, (B) the definition of Group 2 Pfizer IP Rights (and Schedule 2.1(c)(2) to the Agreement) shall be amended such that, upon the exercise of the Option, it would include the Patents set forth on Exhibit A-2 hereto; and (C) the definition of Group 3 Pfizer IP Rights (and Schedule 4.2(c) to the Agreement) shall be amended such that, upon the exercise of the Option, the Exclusive Group 3A Patents and the Exclusive Group 3B Patents referred to therein would include the Patents set forth on Exhibit A-3 hereto, in each case ((A), (B) and (C)), with respect to all countries outside of the Territory as currently defined in the Agreement (all such countries outside of the Territory as currently defined in the Agreement referred to herein as the “Retained

Territory” and the Patents set forth on Exhibit A-1 and Exhibit A-2 and Exhibit A-3 hereto are referred to herein collectively as the “Retained Patents”); and

(iii)

(A) the Exclusive Group 3A Patents (as such term is defined in the Patent and Know-How License Agreement) (and listed in Schedule 1.7 to the Patent and Know-How License Agreement) shall be amended such that, upon the exercise of the Option, it would include the Patents set forth on Exhibit B-1 hereto; and (B) the Exclusive Group 3B Patents (as such term is defined in the Patent and Know-How License Agreement) (and Schedule 1.8 to the Patent and Know-How License Agreement) shall be amended such that, upon the exercise of the Option, it would include the Patents set forth on Exhibit B-2 hereto.

NewCo may exercise the Option, in whole or in part with respect to one or more countries in the Retained Territory, at any time during the twelve (12) year period following the Closing, so long as the Agreement has not been terminated prior to Closing by a Party pursuant to the terms thereof (such period, the “Option Period”), by executing and delivering to Pfizer an executed Option Exercise Notice, in the form attached hereto as Exhibit C (an “Option Exercise Notice”), at:

Pfizer Inc.

235 East 42nd Street

New York, NY 10017

Attention: Executive Vice President and General Counsel

Email:

With copies (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Paul Kinsella

Email: Paul.Kinsella@ropesgray.com

Fax: 617-235-0822

Notwithstanding the foregoing, as applicable:

NewCo’s exercise of the Option and the corresponding amendment to the Agreement and to the Patent and Know-How License Agreement provided herein shall become effective only upon the later of (i) the date that NewCo countersigns this letter (the “Option Letter”) and delivers a copy to Pfizer (by physical or electronic delivery pursuant to the notice provision of Section 15.10 of the Agreement), (ii) the Closing, (iii) the date that NewCo delivers to Pfizer an Option Exercise Notice, and (iv) should NewCo’s exercise of the Option hereunder require clearance by any Governmental Authority (as such term is defined in the Agreement), the date that such Governmental Authority provides clearance for inclusion of any applicable jurisdiction of the Retained

Territory in the transaction contemplated by the Agreement (the “Amendment Effective Date”).

Additionally, should such clearance by a Governmental Authority be required:

Pfizer and NewCo agree that they shall, and shall cause their respective Affiliates to, maintain the competitive conditions existing as of the date of NewCo’s exercise of the Option between them in the Retained Territory pending such clearance. The foregoing obligation shall include, with respect to any activities in the commercial markets in which Pfizer and NewCo (or their respective Affiliates) would be operating in the Retained Territory following NewCo’s exercise of the Option under the transaction contemplated by the Agreement, that Pfizer and NewCo (and their respective Affiliates) shall not (a) transfer any Retained Patents or any related assets in the Retained Territory or in connection with the Retained Territory market, (b) exercise any influence on each other with respect to the Retained Territory and the Retained Territory market, and (c) exchange any commercially sensitive information with respect to the Retained Territory and the Retained Territory market, in each case during the period pending such clearance.

For so long as the Option remains in effect, except as consented to by NewCo in writing, Pfizer will not (and to cause each Pfizer Party not to) pledge, transfer, license (exclusive or non-exclusive), assign, impair, dispose of or otherwise make subject to a Lien (other than any Permitted Liens) any of the Retained Patents. During the Option Period, Pfizer shall be responsible for continuing the Prosecution (as such term is defined in the Patent and Know-How License Agreement) of all Patents set forth in Exhibits A-1, A-2, and A-3 hereto (the “Option Patents”), provided that NewCo shall reimburse Pfizer for its reasonable out of pocket expenses, including outside counsel and patent office fees, incurred in connection therewith no later than thirty (30) days of receipt of an invoice from Pfizer with respect thereto (the “Reimbursement Date”). Notwithstanding the foregoing, if NewCo fails to reimburse all or any portion of such expenses prior to any Reimbursement Date, Pfizer shall no longer be responsible for the Prosecution of the Option Patents and may cease such Prosecution in its sole discretion. For the avoidance of doubt, Pfizer may use outside counsel at its sole discretion for such Prosecution. Pfizer will keep NewCo advised on the status of the preparation, filing, and Prosecution of all such Patents and will consult and reasonably cooperate with NewCo with respect to the Prosecution thereof, including by (i) allowing NewCo a reasonable opportunity and reasonable time to review and comment regarding relevant communications to Pfizer and drafts of any material responses or other proposed filings by Pfizer before any applicable filings are submitted to any relevant patent office or Governmental Authority in the Retained Territory, and (ii) reflecting any reasonable comments offered by NewCo in any final filings submitted by Pfizer to any relevant patent office or Governmental Authority.

This Option Letter is governed by the internal laws of the State of Delaware, without regard to its conflict of laws principles.

[Remainder of page intentionally left blank]

This option Letter may be signed in any number of counterparts, including electronic scan copies thereof delivered by electronic mail, each of which shall be deemed and original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Sincerely,

PFIZER INC.

By:	/s/ G. Mikael Dolsten
Name:	G. Mikael Dolsten
Title:	President, Worldwide
Research & Development

AGREED AND ACCEPTED:

ALLOGENE THERAPEUTICS, INC.

By:
Name:
Title:

This option Letter may be signed in any number of counterparts, including electronic scan copies thereof delivered by electronic mail, each of which shall be deemed and original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Sincerely,

PFIZER INC.

By:
Name:
Title:

AGREED AND ACCEPTED:

ALLOGENE THERAPEUTICS, INC.

By:	/s/ Joshua A Kazam
Name:	Joshua A Kazam
Title:	President

Exhibit A-1

[***]

Exhibit A-2

[***]

Exhibit A-3

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

Exhibit B-1

[***]

Exhibit B-2

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

Exhibit C

Form of Exercise Notice

Pfizer Inc.

235 East 42nd Street

New York, NY 10017

Attn: Executive Vice President and General Counsel

Reference is made to that certain Option Letter, dated as of April 2, 2018, entered into by and between Pfizer Inc. (“Pfizer”), on the one hand, and Allogene Therapeutics, Inc. (“NewCo”), on the other hand (the “Option Letter”). Terms used but not defined in this letter shall have the meaning set forth in the Option Letter.

Pursuant to the Option Letter, NewCo hereby exercises the Option with respect to the following regions, countries and/or continents within the Retained Territory:

Sincerely,

Allogene Therapeutics, Inc.

By:
Name:
Title: